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                                                                   Exhibit 10.32

                     AMENDED AND RESTATED PURCHASE AGREEMENT

                  This Amended and Restated Purchase Agreement dated as of March 5, 2003 (this "AGREEMENT") is entered into by and between BRIAZZ, Inc., a Washington corporation (the "COMPANY"), and Briazz Venture, L.L.C., an Illinois limited liability company (the "LENDER"). This Agreement amends and restates the Purchase Agreement by and between the Company and Lender dated as of February 18, 2003. The parties hereby agree as set forth below. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in an amended security agreement between the Company and Lender to be executed on the Initial Closing Date (as defined herein) (the "SECURITY AGREEMENT").

         1. ISSUANCE OF SECURITIES. The Company proposes to issue, sell and deliver to Lender, and Lender proposes to purchase from time to time in its sole discretion, up to Two Million Dollars ($2,000,000) aggregate principal amount Senior Secured Notes (the "NOTES"), and concurrent with the initial purchase or exchange as described in Section 4 hereof, shares of the Company's no par value Series D Preferred Stock (the "PREFERRED STOCK"), convertible into shares of the Company's no par value Common Stock (the "COMMON STOCK") and warrants to purchase a number of shares of Common Stock equal to 19.99% of the outstanding Common Stock as of the date of this Agreement (the "WARRANTS"). The Company's obligations under the Notes will be secured pursuant to the Security Agreement.

         2. AGREEMENTS TO SELL AND PURCHASE. On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions hereof, the Company shall issue and sell to Lender, and Lender shall purchase from the Company, from time to time, in the Lender's sole discretion, the Notes, the Preferred Stock and the Warrants (collectively, the "PURCHASED SECURITIES") in an aggregate principal amount of Two Million Dollars ($2,000,000) of Notes (the "PURCHASE PRICE"), payable as set forth in Section 4.

         3. TERMS OF OFFERING. Lender and the Company will enter into a registration rights agreement (the "REGISTRATION RIGHTS AGREEMENT"), to be executed on and dated as of the Initial Closing Date. Pursuant to the Registration Rights Agreement, the Company will agree, among other things, to file with the Securities and Exchange Commission a single registration statement under the Securities Act of 1933, as amended (the "ACT"), registering, among other things, the shares of the Company's Common Stock issuable on (i) exercise of the Warrants, which are to be dated as of the Initial Closing Date and (ii) conversion of the shares of the Preferred Stock, which are to be issued pursuant to the Amendment to the Company's Articles of Incorporation to be filed with the Washington Secretary of State prior to the Initial Closing Date (the "CERTIFICATE OF DESIGNATIONS"). Notwithstanding the above, the Company will not be required to cause the registration statement to be declared effective, and Lender will not be permitted to transfer or sell any of the securities referred to in (i) or (ii) pursuant to the registration statement unless and until: (x) Laurus Master Fund, Ltd. ("LAURUS") consents to the effectiveness of the registration statement or (y) the Promissory Note in the original principal amount of $1,250,000, dated June 18, 2002, between Laurus and the Company, is repaid in full.

         This Agreement, the Security Agreement, the Registration Rights Agreement, the Notes, the Warrants, the Certificate of Designations, the Agreement Between Creditors dated as of

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December 2, 2002, between Laurus and Flying Food Group, L.L.C., a Delaware limited liability company ("FFG"), and any of its affiliates (the "AGREEMENT BETWEEN CREDITORS"), the Voting Agreement to be entered into among the Company's officers and directors and FFG prior to the Initial Closing Date, and the Food Production Agreement dated as of December 1, 2002, between FFG and the Company (the "FOOD PRODUCTION AGREEMENT"), collectively are referred to herein as the "OPERATIVE DOCUMENTS." The transactions contemplated by the Operative Documents, including the issuance and sale of the Notes, the Preferred Stock and the Warrants in accordance with this Agreement, collectively are referred to herein as the "TRANSACTIONS."

         4. DELIVERY AND PAYMENT. Delivery to Lender of, and payment to the Company for, the Notes, the Preferred Stock and the Warrants shall be made from time to time by Lender to Company (each a "Closing") with the Initial Closing occurring at 10:00 a.m. on the date mutually agreed upon by Lender and the Company (such time and date, the "INITIAL CLOSING DATE") at the offices of Shefsky & Froelich Ltd., 444 North Michigan Avenue, Suite 2500, Chicago, Illinois, or such other time and date as the parties mutually agree.

         At each Closing, on the terms and subject to the conditions hereof, the Company shall deliver to Lender against payment of the Purchase Price as described below (i) one or more certificates representing the Notes in the aggregate principal amount of Notes being purchased at the Closing; (ii) on the Initial Closing Date, one or more certificates representing 100 shares of Preferred Stock; (iii) on the Initial Closing Date, one or more certificates representing the Warrants; and (iv) on the Initial Closing Date, an executed copy of each Operative Document to which it is a party. Lender shall deliver to the Company an executed copy of each Operative Document to which each of them is a party and the following aggregate consideration (the "Purchase Price"): (x) on the Initial Closing Date, all right, title and interest in and to those certain Demand Notes between the Company and Lender, individually or collectively dated as of October 25, 2002, October 30, 2002, December 2, 2002, December 12, 2002, December 30, 2002, and January 6, 2003, in an aggregate principal amount of $1,450,000 (the "INITIAL NOTES") for Notes representing an amount equal to the aggregate outstanding principal balance of the Initial Notes plus accrued interest accrued thereon to the Initial Closing Date; and (y) on each Closing, a wire transfer of immediately available funds in an amount equal to the aggregate principal amount of any additional Notes purchased by Lender.

         5.       AGREEMENTS OF THE COMPANY. The Company hereby agrees:

         (a) Certain Events. To advise Lender promptly after obtaining knowledge (and, if requested by Lender, confirm such advice in writing) of the removal of the Company's Common Stock from any interdealer quotation system of Nasdaq, including the Nasdaq National Market.

         (b) Costs and Expenses. As contemplated by Schedule 5(c), to pay or partially reimburse Lender for its expenses (including reasonable fees and expenses of one counsel to the Lender) incurred by Lender in connection with the preparation, negotiation and execution of the Operative Documents and the consummation of the Transactions and all other costs and expenses incident and necessary to the performance of the obligations of the Company for which provision is not otherwise made in this Section 5(b), whether or not any of the Transactions are consummated or this Agreement is terminated.

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         (c)      Use of Proceeds. To use the proceeds from the sale of the
Notes as set forth in the Use of Proceeds Schedule attached hereto as Schedule 5(c), as such schedule may be amended from time to time.

         (d) Performance of Agreements. To comply with all of its agreements set forth in the Operative Documents to which it is a party, and to use its reasonable best efforts to do and perform all things required or necessary to be done and performed under the Operative Documents to which it is a party by it prior to the Initial Closing Date and to satisfy all conditions precedent to the delivery of the Notes.

         (e) Security Interest. To grant Lender a continuing first priority security interest (except as set forth in the Security Agreement) in the Collateral, enforceable, except as provided in the Security Agreement, against all third parties, and to execute and deliver all documents and to take all action necessary or desirable to perfect and protect the security interest granted thereby in favor of Lender, including taking all steps necessary to perfect the Lien created thereby (including the filing of Uniform Commercial Code financing statements, the giving of notices and obtaining the appropriate consents).

         (f) Structural Changes in Borrower. Not to change its name, identity or corporate structure while any Notes remain outstanding.

         6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. As of the date hereof and at each Closing, unless otherwise provided for herein, the Company represents and warrants to Lender that:

         (a) Due Organization; Good Standing. The Company (i) has been duly organized and is validly existing under the laws of the State of Washington,
(ii) has all requisite power and authority to conduct and carry on its business, and (iii) except as disclosed to the Lender, is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or the ownership, leasing, use or operation of its properties and assets requires such qualification or licensing.

         (b) Subsidiaries. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership, or Initial Closing Date.

         (c) Capitalization. Immediately prior to the Initial Closing Date, the capitalization of the Company will consist of total of (i) 100,000,000 authorized shares of Common Stock, no par value, 5,970,716 shares of which are issued and outstanding; (ii) 33,000 shares of Series A Preferred Stock, of which no shares are issued and outstanding; (iii) 34,450 shares of Series B Preferred Stock, of which no shares are issued and outstanding; (iii) 30,000,000 shares of Series C Preferred Stock, of which no shares are issued and outstanding; and
(iv) and 100 shares of Series D Preferred Stock, of which no shares are issued and outstanding. All of the outstanding shares of capital stock have been duly authorized, are fully-paid and nonassessable and were issued in compliance with all applicable federal and state securities laws. Except as set forth on
Schedule 6(c), there are no other outstanding shares of capital stock or outstanding rights of first

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refusal, preemptive rights or other rights, options, warrants, conversion rights, subscriptions, obligations or other agreements either directly or indirectly for the purchase or acquisition from the Company of any shares of its capital stock. Except as contemplated by the Operative Documents, the Company is not a party or subject to any agreement or understanding and, to the Company's knowledge, there is no agreement or understanding between any persons, that affects or relates to the voting or giving of written consents with respect to any security or the voting by a director of the Company. Schedule 6(c) attached hereto also includes a list of the warrants, options and convertible debt outstanding as of the date hereof.

         (d) No Other Registration Rights. Except as set forth on Schedule 6(d) attached hereto or as contemplated by this Agreement or the Registration Rights Agreement, there are no contracts, commitments, agreements, arrangements, understandings or undertakings of any kind to which the Company is a party, or by which the Company is bound granting to any person the right to require the Company to (i) file a registration statement under the Act with respect to any securities of the Company or requiring the Company to include such securities with the Notes registered pursuant to any registration statement, or (ii) to purchase or offer to purchase any securities of the Company.

         (e) Power and Authority. The Company has all requisite power and authority to execute, deliver and perform its obligations under the Operative Documents to which it is a party and to consummate the Transactions contemplated thereby.

         (f) Authorization of the Operative Documents. Prior to the Initial Closing Date, each Operative Document to which the Company is a party and the Transactions contemplated thereby shall have been duly authorized by the Company as of the Initial Closing Date each such Operative Document shall have been validly executed and filed or delivered by, and, upon such authorization, execution and delivery and assuming the due authorization, execution and delivery of each such Operative Document by the other parties thereto (other than the Certificate of Designations), and with respect to the Notes, upon payment of the Purchase Price for the Notes, is, as of each Closing, the legal, valid and binding obligation of, the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors rights generally, and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

         (g) No Violation. The Company is not in violation of its articles of incorporation or bylaws (the "CHARTER DOCUMENTS"). The Company is not (i) in violation of any federal, state, local or foreign statute, law or ordinance, or any judgment, decree, rule, regulation or order applicable to the Company (collectively, "APPLICABLE LAW") of any governmental or regulatory agency or body, court, arbitrator or self-regulatory organization, domestic or foreign, having jurisdiction over the Company (each, a "GOVERNMENTAL AUTHORITY"), or (ii) in breach of or default under any bond, debenture, note or other evidence of indebtedness, indenture, mortgage, deed of trust, lease or any other similar agreement or instrument to which the Company is a party or by which the Company is bound (collectively, "APPLICABLE AGREEMENTS"), except where the failure to be in compliance therewith would not have a material adverse effect on the Company's

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business and financial condition ("MATERIAL ADVERSE EFFECT"). There exists no condition that, with the passage of time or otherwise, would (w) constitute a violation of the Charter Documents, or (x) constitute a violation of Applicable Laws, or (y) constitute a material breach of or default under any Applicable Agreement or (z) result in the imposition of any penalty or acceleration of indebtedness, except where such event would not have a Material Adverse Effect. All Applicable Agreements are in full force and effect and are legal, valid and binding obligations of the Company, and no default has occurred or is continuing thereunder, or where the failure to be in compliance therewith would not have a Material Adverse Effect.

         (h) No Conflict. Except as set forth on Schedule 6(h) attached hereto, none of the execution, delivery or performance by the Company of any of the Operative Documents to which it is a party, nor the compliance by the Company with the terms and provisions thereof, nor the consummation of any of the Transactions contemplated hereby will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under, result in the imposition of a Lien (as defined in the Security Agreement) on any assets or capital stock of or other ownership interests in the Company (other than the Liens created by the Security Agreement), or result in an acceleration of indebtedness under or pursuant to, (i) the Charter Documents, (ii) any Applicable Agreement, or (iii) any Applicable Law. After giving effect to the Transactions, no Event of Default (as defined in the Security Agreement) will exist.

         (i) Permits. Except as set forth on Schedule 6(i) attached hereto, no permit, certificate, authorization, approval, consent, license or order of, or filing, registration, declaration or qualification with, any Governmental Authority or any other person (collectively, "PERMITS") is required in connection with, or as a condition to, the execution, delivery or performance of any of the Operative Documents to which the Company is a party, the compliance with the terms and provisions thereof or the consummation of any of the Transactions, in each case by the Company, other than (i) such Permits as have been made or obtained on or prior to the Initial Closing Date, which Permits are in full force and effect on the Initial Closing Date, and (ii) as may be required under the securities or Blue Sky laws of the various states and, in connection with the performance of the Registration Rights Agreement and the Act.

         (j) No Proceedings. There is no action, claim, suit, demand, hearing, notice of violation or deficiency, or proceeding, domestic or foreign (collectively, "PROCEEDINGS"), pending or to the knowledge of the Company, threatened that seeks to restrain, enjoin, prevent the consummation of, or otherwise challenge, any of the Operative Documents or the Transactions contemplated thereby. No injunction or order has been issued and no Proceeding is pending or, to the knowledge of the Company, threatened that asserts that the offer, sale and delivery of the Notes to Lender pursuant to this Agreement is subject to the registration requirements of the Act, or would prevent or suspend the issuance or sale of the Notes in any jurisdiction.

         (k) Regulated Persons. The Company, and its directors, officers and employees (the Company and each such other person, a "REGULATED PERSON" and, collectively, the "REGULATED PERSONS") have, and are in compliance with the terms and conditions of, all Permits necessary or advisable to own, lease, use and operate the properties and assets of the Company and to conduct and carry on the business of the Company. None of the execution, delivery or performance by

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the Company of any of the Operative Documents to which it is a party, nor the compliance by the Company with the terms and provisions thereof, nor the consummation by the Company of any of the Transactions will allow or result in, and no event has occurred which allows, results in, or after notice or lapse of time would allow or result in, the imposition of any material penalty under, or the revocation or termination of, any such Permit or any material impairment of the rights of the holder of any such Permit. The Company has not received notice of any pending or threatened actions or proceedings which seek to limit, suspend, modify, revoke or deny renewal of any such Permit.

         (l) Title to Assets. Immediately following the Initial Closing Date, the Company will have good and marketable title to the Collateral, free and clear of all Liens except as contemplated in the Security Agreement.

         (m) Sufficiency and Condition of Assets. The non-cash assets of the Company include all of the non-cash assets and properties reasonably necessary or required in, or otherwise material to, the conduct of its business, and substantially all such assets are in working condition.

         (n) Insurance. The Company maintains reasonably adequate insurance covering its properties, operations, personnel and businesses against losses and risks in accordance with customary industry practice. All such insurance is outstanding and duly in force.

         (o) Related Party Transactions. Except as set forth on Schedule 6(o) attached hereto, no executive officer, director or shareholder owning, directly or indirectly 10% or more of the Common Stock or any member of the person's immediate family (individually, a "RELATED PARTY") is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them, other than for payment of salary for services rendered, reimbursement for reasonable expenses incurred on behalf of the Company, and for other standard employee benefits made generally available to all employees or pursuant to standard or individual arrangements disclosed in the Company's filings made under and as required by the Exchange Act (as defined below). Other than as set forth on Schedule 6(o) attached hereto, no Related Party has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that any such Related Party may own stock in publicly-traded companies that may compete with the Company (but not exceeding 2% of the outstanding capital stock of any such firm or corporation).

         (p) Taxes. All tax returns required to be filed by the Company in any jurisdiction (including foreign jurisdictions) that were required to be filed prior to the Initial Closing Date (taking into account all applicable extensions) have been timely filed, or will be timely filed by the Initial Closing Date, and, when filed, all such returns were, or will be, accurate in all material respects, and all taxes, assessments, fees and other charges (including, without limitation, withholding taxes, penalties and interest) due or claimed to be due in respect of such returns have been paid, or will be paid prior to the Initial Closing Date other than those being contested in good faith by appropriate proceedings, or those that are currently payable without penalty or interest and, in each case, for which an adequate reserve or accrual has been established on the books and records of the Company in accordance with generally accepted accounting principles

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of the United States, consistently applied ("GAAP"). The charges, accruals and reserves on the books and records of the Company, in respect of federal, state or other taxes for all fiscal periods (or portions thereof) ending on or before the Initial Closing Date, have been established in accordance with GAAP.

         (q) Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) material transactions are executed in accordance with management's general or specific authorization, (ii) material transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences.

         (r) Financial Statements. The financial statements of the Company (including the footnotes thereto) filed with and as part of the Company's filings made pursuant to and under the Securities Act and the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), as such filings have been amended through the date hereof, present fairly (or will present fairly as to future statements) the financial position of the Company as of the respective dates thereof and the statements of income, statement of shareholders' equity and statements of cash flow of the Company for the respective periods covered thereby. The Company's financial statements are prepared in conformity with GAAP (subject, in the case of interim financial statements, to the absence of footnote disclosures and other presentation items and normal, recurring, year-end adjustments).

         (s) Good Faith. The Company is incurring its indebtedness under the Notes in good faith.

         (t) No Integrated Offering. Neither the Company nor any person acting on its behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Notes pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Act in a manner which would prevent the Company from offering and selling the Notes pursuant to Rule 506 under the Act. Neither the Company nor any of its affiliates will take any action or steps that would cause the offering of the Notes to be integrated with other offerings in a manner which would prevent the Company from relying on Rule 506 under the Act with respect to the offers and sales of the Notes hereunder.

         (u) ERISA. Except as disclosed in the Company's public filings under the Act or the Exchange Act, the Company does not maintain an employee benefit plan that is intended to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended, or the rules, regulations and published interpretations promulgated thereunder. Neither the Company nor any trade or business under common control with the Company (for purposes of Section 414(c) of the Code or Section 4001 of ERISA (defined below)) maintains any employee pension benefit plan that is subject to Title IV of the Employee Retirement Income Act of 1974, as amended, or the rules and regulations promulgated thereunder ("ERISA"). The terms "EMPLOYEE BENEFIT PLAN"

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and "EMPLOYEE PENSION BENEFIT PLAN" shall have the meanings assigned to such terms in Section 3 of ERISA.

         (v) No Brokers. Except as set forth on Schedule 6(v) attached hereto, the Company has not dealt with any broker, finder, commission agent or other person entitled to receive a commission or other remuneration (other than Lender) in connection with the Transactions and Company is not under any obligation to pay any broker's fee or commission in connection with the Transactions.

         (w) No Labor Disputes. The Company is not engaged in any unfair labor practice. There is (i) no unfair labor practice complaint or other proceeding pending or, to the knowledge of the Company, threatened against the Company before the National Labor Relations Board or any state, local or foreign labor relations board or any industrial tribunal, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending or, to the knowledge of the Company, threatened, and
(ii) no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of the Company, is threatened against the Company.

         (x) Intellectual Property. The Company owns, possesses or licenses, or can acquire on reasonable terms, adequate patents, patent licenses, trademarks, service marks and trade names necessary to carry on its business as presently conducted and has not received any notice of infringement of, or conflict with asserted rights of others with respect to, any patents, patent licenses, trademarks, service marks or trade names.

         (y) Disclosure. Neither this Agreement nor any other information, statement or certificate made or delivered by the Company in connection with this Agreement and the Transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary not to make the statements therein untrue or misleading.

         (z) Security Interests. The Security Agreement creates, as security for the Obligations, a valid and enforceable security interest in and Lien on all of the Collateral in favor of and for the benefit of Lender. When this Agreement and related financing statements and related documents delivered to Lender by the Company are filed in the places designated by the Company with respect to each such document, such security interest and Lien of Lender will be perfected and superior to and prior to the rights of all third persons (except for security interests evidenced by the Permitted Filings). Such security interest is entitled to all the rights, priorities and benefits afforded by the UCC, or other relevant law as enacted in any relevant jurisdiction, to perfected security interests. The Company has good and marketable title to all Collateral free and clear of all Liens except the Permitted Liens.

         (aa) No Liens. The Company is, and as to Collateral it acquires from time to time after the date hereof will be, the owner of all Collateral free from any Lien, security interest, encumbrance or other right, title or interest of any Person (other than the Permitted Liens), and the Company shall defend its Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to Lender.

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         (bb)     Representations and Warranties. No statement, representation or warranty made by the Company in any of the Operative Documents to which it is a party or in any certificate, document or instrument required by any of such Operative Documents to be delivered to Lender was or will be, when made, inaccurate, untrue or incorrect in any material respect. Each certificate signed by any officer of the Company and delivered to Lender or counsel for Lender in connection with the Transactions shall be deemed to be a representation and warranty by the Company to Lender as to the matters covered thereby.

         7. REPRESENTATIONS AND WARRANTIES OF LENDER. As of the date hereof, Lender represents and warrants to the Company that:

         (a) Investment Intent; Authority. This Agreement is made in reliance upon Lender's representation to the Company that Lender is acquiring the Purchased Securities for investment for its own account, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Act or any state securities laws. Lender has the full right, power, authority and capacity to enter into and perform the Operative Documents to which it is a party and such Operative Documents will constitute valid and binding obligations upon Lender, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors' rights.

         (b) Securities Not Registered. Lender understands and acknowledges that the offering of the Purchased Securities will not be registered under the Act or under any state securities laws on the grounds that the offering and sale of the Purchased Securities contemplated by this Agreement are exempt from registration under the Act and under any state securities laws, and that the Company's reliance upon such exemptions is predicated, in part, upon Lender's representations set forth in this Agreement. Lender acknowledges and understands that the Warrants may not be exercised for, and the Preferred Stock may not be converted into, Shares of the Company's conversion stock (the "SHARES") except in accordance with an exemption from registration under the Act and under any state securities laws. Lender acknowledges and understands that resale of the Purchased Securities and of the Shares may be restricted indefinitely unless such securities are subsequently registered under the Act or an exemption from such registration and such qualification is available.

         (c) Limitations on Transfer. Lender (i) acknowledges that the Purchased Securities are non-transferable, and (ii) covenants that in no event will they dispose of any of the Purchased Securities or the Shares other than
(A) in conjunction with an effective registration statement under the Act or pursuant to a transaction not requiring the filing of such a registration statement and (B) in compliance with the applicable securities regulations laws of any state. Lender acknowledges and agrees that the Purchased Securities and the Shares will contain a legend to the foregoing effect.

         (d) Accredited Investor. Lender and each of its members (i) is an "accredited investor," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended; and (ii) has the ability to bear the economic risks of the prospective investment,

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including a complete loss of the undersigned's investment in the Purchased
Securities. None of Lender's members was organized for the specific purpose of acquiring the Purchased Securities.

         (e) Adequate Information. Lender represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Purchased Securities and the business, properties, prospects and financial condition of the Company.

         (f) No Brokers. Except as set forth on Schedule 7(f) attached hereto, Lender has not dealt with any broker, finder, commission agent or other person entitled to receive a commission or other remuneration (other than the Company) in connection with the Transactions and Lender is not under any obligation to pay any broker's fee or commission in connection with the Transactions.

         8.       CONDITIONS.

         (a) Conditions to Obligations of Lender. The obligations of Lender to purchase the Purchased Securities under this Agreement is subject to the satisfaction or waiver of each of the following conditions:

                  (i) Representations and Warranties of the Company. All the representations and warranties of the Company in this Agreement and in each of the other Operative Documents to which it is a party shall be true and correct in all material respects at and as of the Initial Closing Date after giving effect to the Transactions (except those representations and warranties that, by their nature, will cease to be true and correct after giving effect to the Transactions) with the same force and effect as if made on and as of such date. On or prior to the Initial Closing Date, the Company shall have performed or complied in all material respects with all of the agreements and satisfied in all material respects all conditions on their respective parts required to be performed, complied with or satisfied by it pursuant to the Operative Documents to which it is a party at or prior to the Initial Closing Date.

                  (ii) No Injunction. No injunction, restraining order or order of any nature by a Governmental Authority shall have been issued as of the Initial Closing Date that would prevent or interfere with the consummation of any of the Transactions; and no stop order suspending the qualification or exemption from qualification of any of the Purchased Securities in any jurisdiction shall have been issued and no Proceeding for that purpose shall have been commenced or be pending or contemplated.

                  (iii) No Proceedings. No action shall have been taken and no Applicable Law shall have been enacted, adopted or issued that would, as of the Initial Closing Date, prevent the consummation of any of the Transactions. No Proceeding shall be pending or, to the Company's knowledge, threatened, other than Proceedings that if adversely determined would not, individually or in the aggregate, have a Material Adverse Effect.

                  (iv) Officers' and Secretary's Certificates. Lender shall have received certificates dated the Initial Closing Date, signed by (1) the Chief Executive Officer or President, and (2) the principal financial or accounting officer of the Company on behalf of the Company confirming the matters set forth in paragraphs (i), (ii) and
(iii) of this Section 8(a).

                  (v) Opinion of Counsel. Lender shall have received, an opinion (in form and substance satisfactory to Lender and counsel to Lender, dated the Initial Closing Date, of Dorsey & Whitney LLP, as counsel to the Company, containing opinions substantially to the effect of the opinions set forth in Exhibit 8(v) hereto.

                  (vi) Execution and Delivery of Operative Documents. The Operative Documents shall have been executed and delivered by all parties thereto other than the Lender and Lender shall have received a fully executed original of each of the Operative Documents (other than the Certificate of Designations).

                  (vii) Other Documents. Lender shall have received such other documents, each in form and content satisfactory to Lender's counsel, as Lender reasonably may require to evidence the accuracy, completeness and satisfaction of the representations, warranties and conditions contained in this Agreement.

                  (viii) Resolutions. Lender shall have received a copy of all of the resolutions (in form and substance satisfactory to Lenders) adopted by the Company's board of directors authorizing or relating to (i) the execution, delivery and performance of the Operative Documents and the other documents and instruments provided for herein and therein to which it is a party or is bound thereby, and (ii) the granting of the Liens and security interests, all certified by the secretary of the Company. Such certificates shall be dated as of the date hereof.

                  (ix) Certain Legislation, etc. (i) No legislation, order, rule, ruling or regulation shall have been enacted or made by or on behalf of any governmental body, department or agency of the United States, nor shall any decision of any court of competent jurisdiction within the United States have been rendered, which, in the reasonable judgment of Lender, would materially and adversely affect, restrain, prevent or change the transactions contemplated by any Operative Document; and (ii) no action, suit or proceeding before any arbitrator or any court or governmental authority or administrative body shall be pending, and no investigation by any governmental authority, administrative body shall be pending or to the knowledge of the Company threatened, relating to the Company, which (x) seeks to restrain, enjoin, prevent the consummation of or otherwise materially and adversely change the Notes or any of the transactions contemplated by any Operative Document, (y) questions the validity or legality of the Notes or any other transactions contemplated by any Operative Document or seeks to recover damages or obtain other relief in connection herewith or therewith, or (z) in the reasonable judgment of Lender would have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Company after the consummation of any transaction contemplated by any Operative Document, or the Company's ability to perform its Obligations under any Operative Document.

                  (x) Security Interests. The Operative Documents shall be in full force and effect and be in form such that, once related financing statements and other documents have been filed in the places designated by the Company, Lender shall obtain a valid and enforceable perfected continuing first-priority security interest in and Lien on all of the Collateral including any fixtures, such security interest to be prior and superior to all rights of third parties other than Permitted Filings and Permitted Liens. The Company shall promptly reimburse Lender for all taxes, fees and other charges payable in connection with the filing of the financing statements, and any related documents and instruments.

                  (xi) Lien Searches. A search, made no more than ten (10) days prior to the date hereof, of the Uniform Commercial Code filing offices or other registries in each jurisdiction in which Collateral is located shall have revealed no filings or records, except the following (the "PERMITTED FILINGS"):

                           (1)      filings made on behalf of CAPCO Financial
Company ("CAPCO") to perfect its interest in the Company's Receivables;

                           (2)      filings made on behalf of any lessor of
Equipment to the Company to perfect the lessor's interest in any such Equipment; and

                           (3)      filings made with respect to Permitted Liens
(as defined in the Security Agreement.

                  (xii) No Event of Default. No Event of Default shall have occurred and be continuing.

                  (xiii)   [Reserved]

                  (xiv) Capco. The Company shall confirm, by way of any estoppel certificate from Capco, the Company's right to: (i) repay with funds contributed to the Company by Lender any amounts due and owing Capco by the Company and (ii) grant to Lender the right to assume all of Capco's rights and obligations under the Contract of Sale and Security Agreement dated August 26, 2002, between Capco and the Company.

                  (xv) Execution and Delivery of Voting Agreements. The Company shall have caused its officers and directors to enter into one or more voting agreements, substantially in the form of Exhibit 8(xv).

                  (xvi) Approval of Business Plan. Lender shall have received and approved a business plan, including projections of cash flows for the Company covering the period from December 2002, through December 2003.

                  (xvii) Approval of Management. Lender shall have approved the make-up of the Company's executive management team; provided that for these purposes, Victor Alhadeff shall be approved to serve as the Company's chief executive officer and chairman of the board of directors.

                  (xviii)  [Reserved]

                  (xix)    [Reserved]

                  (xx)     [Reserved]

                  (xxi) Press Releases. Lender shall have approved any press release from the Company involving the Transactions.

                  (xxii) Consents. The Company shall have obtained consents from Capco to allow: (i) the execution and delivery by the Company of the Operative Documents to which the Company is a party and (ii) the consummation by the Company of the Transactions.

                  (xxiii) No Breach of Food Production Agreement. There shall be no default or event, that but for the giving of notice or passage of time, would be a default, under the Food Production Agreement and arising from or caused by the Company's failure to comply with its obligations thereunder.

                  (xxiv) Other Information. Prior to the Initial Closing Date, the Company shall have furnished to Lender such further information, certificates and documents as Lender may reasonably request;

                  (xxv) Place of Delivery. The documents required to be delivered by this Section 8 shall be delivered at the office of Shefsky & Froelich Ltd., 444 North Michigan Ave., Suite 2500, Chicago, Illinois 60611, or at such other location as designated by such counsel prior to the Initial Closing Date.

         (b) Conditions to the Company's Obligation. The obligation of the Company to sell the Purchased Securities and to consummate the transactions contemplated by the Operative Documents is subject to the satisfaction or waiver of each of the following conditions:

                  (i) Representations and Warranties. All of the representations and warranties of Lender in the Operative Documents shall be true and correct in all material respects at and as of the Initial Closing Date, with the same force and effect as if made on and as of such date.

                  (ii) No Injunctions. No injunction, restraining order or order of any nature by a Governmental Authority shall have been issued as of the Initial Closing Date that would prevent or interfere with the issuance and sale of the Purchased Securities; and no stop order suspending the qualification or exemption from qualification of any of the Purchased Securities in any jurisdiction shall have been issued and no Proceeding for that purpose shall have been commenced or be pending or contemplated as of the Initial Closing Date.

                  (iii) Execution and Delivery of Operative Documents. The Operative Documents shall have been executed and delivered by all parties thereto other than the Company and the Company shall have received a fully executed original of each of the Operative Documents (other than the Certificate of Designations).

                  (iv) Capco Subordination Agreement. Lender shall have entered into a subordination agreement in form satisfactory to Capco providing for the subordination of the interests granted to Lender under the Security Agreement to the interests granted to Capco pursuant to the agreement between Capco and the Company dated August 26, 2002.

                  (v) Consents. The Company shall have received all consents, waivers and agreements that it deems necessary or appropriate in connection with the Operative Documents and the Transactions contemplated thereby, from Capco and all other third parties as the Company may deem necessary or appropriate, in order to authorize and avoid any breach, default or similar result under any Operative Document or any agreement with any such third party in connection therewith.

                  (vi) No Breach of Food Production Agreement. There shall be no default or event, that but for the giving of notice or passage of time, would be a default, under the Food Production Agreement and arising from or caused by the Lender's failure to comply with its obligations thereunder.

         9. TERMINATION. This Agreement may be terminated at any time prior to the Initial Closing Date by written notice to the other party if any of the following has occurred:

         (a) Material Adverse Change. By the Lender if, since December 12, 2002, any material adverse effect, change or development involving a prospective adverse effect, on the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise), of the Company.

         (b) Company Failure to Satisfy Conditions. By the Lender if, the Company fails to satisfy the conditions contained in Section 8(a) hereof on or prior to the Initial Closing Date.

         (c) Lender Failure to Satisfy Conditions. By the Company, if Lender fails to satisfy the conditions contained in Section 8(b) (i), (iii)-(iv) and (vi) hereof on or prior to the Initial Closing Date.

         The expense reimbursement provisions and other agreements, representations and warranties of the Company set forth in or made purusant to this Agreement shall remain operative and in full force and effect, and will survive, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of Lender, (ii) acceptance of the Purchased Securities, and payment for them hereunder, and (iii) any termination of this Agreement (including, without limitation, termination pursuant to Section 9 (a)
- (b)).

         10.      MISCELLANEOUS.

         (a) Preferred Stock Covenant. Prior to transferring any share of Preferred Stock to a third party, Lender shall enter into a voting agreement satisfactory in form to Borrower, in its reasonable discretion, with such third party providing that any transferred share of Preferred Stock shall be voted in accordance with Lender's direction until the shares of Preferred Stock are converted into Common Stock in accordance with the Certificate of Designations. Any certificate representing shares of Preferred Stock that is transferred to a third party by Lender shall bear a legend that notes the existence of such voting agreement.

         (b) Voting Covenant. Notwithstanding any future ownership changes within Lender, Lender agrees that its members as of the date hereof shall retain the exclusive right to direct the voting of the shares of Preferred Stock until such shares are converted into Common Stock in accordance with the Certificate of Designations.

         (c) Notices. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement, or in connection with the transactions contemplated hereby and thereby, shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (a) if personally delivered, on the Business Day of such delivery (as evidence by the receipt of the personal delivery service); (b) if mailed by certified or registered mail, return receipt requested, four (4) Business Days after the aforesaid mailing; (c) if delivered by overnight courier (with all charges having been prepaid), on the second Business Day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing); or (d) if delivered by facsimile transmission, on the Business Day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding Business Day (as evidenced by the printed confirmation of delivery generated by the sending party's telecopier machine). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable:

If to the Company:

         BRIAZZ, Inc.
         3901 7th Avenue South, #200
         Seattle, Washington 98108
         Attention: Chief Executive Officer
         Telephone: (206) 467-0994
         Fax: (206) 467-1970

With a copy (which shall not constitute notice) given in the manner prescribed above to:

         Dorsey & Whitney LLP
         1420 Fifth Avenue, Suite 3400
         Seattle, Washington 98101
         Attention: Kimberley R. Anderson, Esq.
         Telephone: (206) 903-8803
         Fax: (206) 903-8820

If to Lender:

         c/o New Management, Ltd.
         212 North Sangamon, Suite 1-A
         Chicago, Illinois  60607
         Attention: David Cotton
         Telephone: (312) 243-2122
         Fax: (312) 243-5088

With a copy (which shall not constitute notice) given in the manner prescribed above to:

         Shefsky & Froelich Ltd.
         444 North Michigan Avenue
         Suite 2500
         Chicago, Illinois  60611
         Attention: Michael J. Choate, Esq.
         Telephone: (312) 836-4066
         Fax: (312) 527-5921

         (d) Successors and Assigns. This Agreement has been and is made solely for the benefit of and shall be binding upon the Company and Lender, and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement.

         (e) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois. Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the United States District Court for the Northern District of Illinois or any Illinois state court located in Cook County, Illinois in the event any dispute arises out of this Agreement; (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iii) agrees that it will not bring any action relating to this Agreement in any court other than the United States District Court for the Northern District of Illinois or an Illinois state court located in Cook County, Illinois; and (iv) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement.

         (f) Counterparts. This Agreement may be signed in various counterparts, which together shall constitute one and the same instrument.

         (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. When a reference is made in this Agreement to a Section, paragraph, subparagraph, Schedule or Exhibit, such reference shall mean a Section, paragraph, subparagraph, Schedule or Exhibit to this Agreement unless otherwise indicated.

         (h) Interpretation. The words "INCLUDE," "INCLUDES," AND "INCLUDING" when used in this Agreement shall be deemed in each case to be followed by the words, "WITHOUT LIMITATION." The phrases "THE DATE OF THIS AGREEMENT," "THE DATE HEREOF," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to March 5, 2003. The words "HEREOF," "HEREIN," "HEREWITH," "HEREBY" AND "HEREUNDER" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. The word "KNOWLEDGE" means, when applied to the Company, the actual knowledge, after due inquiry, of any of the executive officers of the Company. Unless the context otherwise requires, defined terms shall include the singular and plural and the conjunctive and disjunctive forms of the terms defined.

         (i) Severability. If any term, provision, covenant or restriction of the Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

         (j) Amendment. This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by each of the signatories hereto.

                       [SIGNATURE PAGE FOLLOWS THIS PAGE]

         Please confirm that the foregoing correctly sets forth the agreement among the Company and Lender.

                                    COMPANY:

                                    BRIAZZ, INC., a Washington corporation

                                    By: /s/ Victor D. Alhadeff
                                        ----------------------

                                    Name: Victor D. Alhadeff

                                    Title: CEO

                                    LENDER:

                                    Briazz Venture, L.L.C., an Illinois limited liability company

                                    By: /s/ David L. Cotton
                                        -------------------

                                    Name: David L. Cotton

                                    Title: Chief Financial Officer

                                  EXHIBIT 8(v)

              OPINION OF COUNSEL OF COMPANY AND OTHER LOCAL COUNSEL

                                  EXHIBIT 8(xv)

                            FORM OF VOTING AGREEMENT

                                  SCHEDULE 5(c)

                                 USE OF PROCEEDS

1. $100,000 in Investor's closing costs, to be distributed by Investor as follows: $40,000 to New Management, Ltd. and $60,000 to Shefsky & Froelich Ltd.

2.       Working capital.

                                  SCHEDULE 6(c)

                       OUTSTANDING CONVERTIBLE SECURITIES

         1. Attached is a list of the Company's outstanding options to purchase shares of Common Stock as of February 18, 2003 granted pursuant to the Company's stock option plan and option agreements as disclosed in its public filings. No new options have been granted since the date of the attached list.

         2. Attached is a list of the Company's outstanding warrants to purchase shares of Common Stock as of December 23, 2002. Those warrants labeled "Series C Convertible" were originally warrants to purchase Series C Preferred Stock. Such warrants became warrants to purchase shares of Common Stock upon conversion of the Company's outstanding Series C Preferred Stock in 2001. The number of shares of Common Stock for which such warrants are currently convertible is listed under the column titled "Anti-Dilution Adjustment". In connection with the conversion of the Series C Preferred Stock and pre-IPO anti-dilution adjustments to the Series C Preferred Stock, the exercise price for such warrants was reduced from $6.00 per share to $5.74 per share. No new warrants have been granted since the date of the attached list. See, however, paragraph 4 below.

         3. On June 18, 2002, the Company issued a convertible promissory note to Laurus in the principal amount of $1,250,000. The amount of the Laurus convertible debt and the number of shares of Common Stock issuable upon conversion thereof fluctuate in accordance with the terms thereof, as amended through the date hereof. In January 2003, the Company and Laurus entered into an arrangement pursuant to which certain amounts under the convertible note were and will be converted into shares of Common Stock. As of March 4, 2003, the Company had issued 30,000 shares of Common Stock to Laurus upon conversion of portions of the convertible note pursuant to this arrangement, and the principal amount of the Laurus note (exclusive of interest) was $929,442. As of March 4, 2003, the Company was obligated to issue an additional 20,300 shares of Common Stock pursuant to conversion notices provided by Laurus prior to March 4, 2003. Upon the Company effecting the issuance of these 20,300 shares of Common Stock, the outstanding number of shares of Common Stock will be increased and the outstanding principal amount of the Laurus note will be decreased accordingly.

         4. On March 4, 2003, the Company and Laurus entered into amendments to the Laurus note and to the warrant the Company issued to Laurus on June 18, 2002. These amendments have been delivered to the Lender and provide, among other things, for the reduction of the fixed conversion price of the note and the exercise price of the warrant to $0.10 per share.

         5. 200,000 shares of Common Stock are reserved for issuance pursuant to the Company's employee stock purchase plan. Any shares of Common Stock issued pursuant to the Company's employee stock purchase plan shall be deemed to be issued "pursuant to outstanding options, warrants and convertible debt" for purposes of Section 3(v) of the Notes.

     [Summary of outstanding stock options as of February 18, 2003, showing outstanding options to purchase a total of 962,863 shares of the Company's common stock]

[Summary of outstanding warrants as of December 23, 2002, showing outstanding warrants to purchase a total of 1,330,404 shares of the Company's common stock]

                                  SCHEDULE 6(d)

                               REGISTRATION RIGHTS

The Company has granted registration rights pursuant to the following agreements:

         1. The Securities Purchase Agreement dated June 18, 2002 between the Company and Laurus, as amended.

         2. The Registration Rights Agreement dated August 15, 1997 between the Company and the investors named therein, as amended.

                                  SCHEDULE 6(h)

                                    CONFLICTS

None, provided that the approvals listed under Schedule 6(i) are obtained.

                                  SCHEDULE 6(i)

                              PERMITS AND CONSENTS

         The following approvals will be required prior to closing:

         1.       The approval of Capco.

         2.       The approval of FFG and New Management.

         3.       The approval of Nasdaq.

         4.       The approval of the Company's Board of Directors.

         5. The approval of the Company's officers and directors (with respect to the voting agreement).

         In addition, the articles of amendment containing the terms and conditions of the Series D Preferred Stock must be filed with the Secretary of State of the State of Washington.

                                  SCHEDULE 6(o)

                           RELATED-PARTY TRANSACTIONS

         1. Victor Alhadeff is a limited partner in Maveron, a Seattle-based venture capital firm, which holds investments in Potbelly Sandwich Works, a Chicago-based chain of sandwich shops.

         2. The Company is a party to a lease agreement dated November 6, 1998 with Benaroya Capital Company, LLC, which is controlled by Jack Benaroya, one of the Company's principal shareholders. The terms of the lease agreement are described in the Company's public filings.

                                  SCHEDULE 6(v)

                                   BROKER FEES

Delafield Hambrecht, Inc. is entitled to 7% of the proceeds of this offering, which will be paid at a later date. The terms of the agreement between Delafield Hambrecht, Inc. and the Company are more fully described in the engagement letter between them.

                                  SCHEDULE 7(f)

                                     BROKERS

International Capital Markets Group, Inc. is entitled to $60,000 for its services in connection with this offering.